Exhibit 99.2

American Realty Capital Properties

American Realty Capital Properties, Inc.

Quarterly Supplemental Information

Second Quarter 2014

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TEXAS INSTRUMENTS

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June 30, 2014

www.arcpreit.com

American Realty Capital Properties, Inc.
Table of Contents

Second Quarter Ended June 30, 2014

American Realty Capital Properties, Inc.
Introductory Notes

The financial data and other information described in this Quarterly Supplement are as of the date this Quarterly Supplement was filed or an earlier date where indicated. Future performance may not be consistent with past performance and is subject to change with inherent risks and uncertainties.

This Quarterly Supplement contains certain statements that are the Company’s (as defined below) and its management’s hopes, intentions, beliefs, expectations or projections of the future and might be considered to be forward-looking statements under Federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and we do not undertake to, and may not, release revisions to these forward-looking statements to reflect changes after we have made the statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC, the Company’s quarterly reports on Form 10-Q filed with the SEC, as well as other reports and Company press releases filed with the SEC.

This Quarterly Supplement includes certain combined consolidated financial information. We use the terms “on a combined basis” throughout this Quarterly Supplement. The consolidated financial information combines the historical financial statements of American Realty Capital Properties, Inc. (“ARCP”, the “Company”, “we”, “us” and “our”), American Realty Capital Trust III, Inc. (“ARCT III”) and American Realty Capital Trust IV, Inc. (“ARCT IV”) after giving effect to the mergers of ARCT III and ARCT IV with and into a wholly owned subsidiary of ARCP and ARCP's operating partnership (the “ARCT III Merger” and “ARCT IV Merger”), respectively, using the carryover basis of accounting as ARCP, ARCT III and ARCT IV were considered to be entities under common control under United States generally accepted accounting principles (“US GAAP”). The consolidated financial information should be read in conjunction with ARCP’s historical consolidated financial statements including the notes thereto, and the notes to the consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2013.

The combined consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the ARCT III Merger and the ARCT IV Merger had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements.

Definitions of specialized terms can be found at the end of this presentation beginning on page 34.

American Realty Capital Properties, Inc.
Company Information

Company Profile

American Realty Capital Properties, Inc. is a self-managed and self-administered real estate company, incorporated in Maryland on December 2, 2010 that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011. On September 6, 2011, the Company completed its initial public offering. Our business operates in two segments, Real Estate Investment (“REI”) and Cole Capital, the Company's private capital management segment (“Cole Capital”). Through our REI segment, we acquire, own and operate single-tenant, freestanding commercial properties, primarily subject to net leases with high credit quality tenants. We seek to acquire net lease assets granularly, by self-originating or purchasing such assets, or executing sale-leaseback transactions, small portfolio acquisitions and in connection with build-to-suit opportunities, to the extent they are appropriate in terms of capitalization rate and scale. Our high-quality property portfolio is generally net leased to corporate tenants. These tenants are primarily investment grade rated (approximately 49% as of June 30, 2014), occupying properties located at the corner of “Main & Main” and in other strategic locations. Unlike other net lease REITs, ARCP focuses on acquiring properties with both medium-term and long-term leases, which provide for both income generation and growth potential over the longer term. Our investment strategy emphasizes durable income delivered through dependable monthly dividends.
Cole Capital is responsible for raising capital for, managing the affairs of and identifying and making acquisitions and investments on behalf of non-traded REITs sponsored indirectly by the Company (the “Managed REITs”) on a day-to-day basis. Cole Capital recommends to each of the Managed REIT’s respective board of directors an approach for providing investors with liquidity. We receive compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. Cole Capital allows us to generate earnings without the corresponding need to invest capital in that business or incur debt in order to fund or expand operations. Cole Capital also develops new REIT offerings and coordinates receipt of regulatory approvals from the SEC, the Financial Industry Regulatory Authority, Inc. and various jurisdictions for such offerings.
ARCP's common shares and Series F preferred shares trade on the NASDAQ Global Select Market under the tickers symbol “ARCP” and “ARCPP,” respectively.
Company Mission

Our mission is to provide our investors with durable income and growth potential while preserving investor capital through a professionally managed investment strategy focused on investment grade corporate tenants occupying properties subject to medium-term and long-term net leases in strategic locations. We believe this approach enables us to generate attractive risk-adjusted returns for our investors. Management adheres to a strict code of industry best practices designed to put the investor first and to align the interests of our stockholders with those of management. These practices include a best of class management team, properly sized equity raises, pay-for-performance, prudent use of leverage and coverage of distributions from cash flows generated by operations. Our Company culture is established on ethical values and a commitment to approaching every decision through the eyes of the investors we serve.

American Realty Capital Properties, Inc.
Company Information

Investment Strategy

Our investment strategy is designed to generate monthly dividends from a durable and predictable level of monthly rents paid by primarily investment grade rated and other credit-worthy tenants and to provide significant growth potential. We place a premium on stability of cash flow for our investors, and therefore sustain a portfolio blend of both medium-term and long-term lease durations. Our continued focus will be on expanding and diversifying our portfolio of high-quality, well located net leased properties by tenant, industry and geography, through further executing on our granular acquisition strategy. We intend to pursue an investment strategy that maximizes current cash flow and achieves sustainable long-term growth, thereby enhancing total return for our investors. We have advanced our investment objectives by growing our net lease portfolio not only through granular self-originated acquisitions, but through strategic mergers and acquisitions. On February 28, 2013, ARCP completed its merger with ARCT III; on June 27, 2013, ARCP acquired a large portfolio from affiliates of GE Capital; on November 5, 2013, ARCP acquired CapLease, Inc.; on January 3, 2014, ARCP acquired ARCT IV; on January 8, 2014, ARCP completed the acquisition of a large portfolio from affiliates of funds managed by Fortress Investment Group LLC; on February 7, 2014, ARCP acquired Cole Real Estate Investments, Inc. (“Cole”); on March 28, 2014, ARCP completed the acquisition of a large portfolio from Inland American Real Estate Trust, Inc.; and on May 19, 2014, ARCP acquired Cole Credit Property Trust, Inc. (“CCPT”).

Senior Management	Board of Directors
Nicholas S. Schorsch, Chief Executive Officer	Nicholas S. Schorsch, Chairman

David S. Kay, President*	Leslie D. Michelson, Lead Independent Director

Brian S. Block, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	Governor Edward G. Rendell, Independent Director

Lisa Beeson, Executive Vice President and Chief Operating Officer	Scott J. Bowman, Independent Director

Richard A. Silfen, Executive Vice President and General Counsel	William G. Stanley, Independent Director

Lisa Pavelka McAlister, Senior Vice President and Chief Accounting Officer	Thomas A. Andruskevich, Independent Director
Bruce D. Frank, Independent Director
____________________________________________________________
*Mr. Kay is scheduled to become Chief Executive Officer and Director on October 1, 2014. At such time, Mr. Schorsch will retain his role as Chairman.

Corporate Offices and Contact Information
405 Park Avenue, 15th Floor
New York, NY 10022
212-415-6500
www.arcpreit.com

Trading Symbols: ARCP, ARCPP

Stock Exchange Listing: NASDAQ Global Select Market

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

American Realty Capital Properties, Inc.
Company Information

Covering Analysts

Bank of America Merrill Lynch	Ladenburg Thalmann
Juan Sanabria	Dan Donlan
646-855-1589	212-409-2056
juan.sanabria@baml.com	ddonlan@ladenburg.com

BMO	Oppenheimer & Co Inc.
Paul Adornato / Josh Patinkin	Steve Manaker, CFA
212-885-4170 / 312-845-2167	212-667-5950
paul.adornato@bmo.com / josh.patinkin@bmo.com	Stephen.Manaker@opco.com

Capital One Securities	Robert W. Baird & Co.
Chris Lucas / Vineet Khanna	Jonathan Pong, CFA, CPA
571-633-8151 / 571-835-7013	203-425-2740
christopher.lucas@capitalone.com / vineet.khanna@capitalone.com	jpong@rwbaird.com

Janney Montgomery Scott	Stifel Nicolaus
Michael Gorman	Simon Yarmack, CFA
215-665-6224	443-224-1345
mgorman@janney.com	yarmaks@stifel.com

JMP Securities
Mitch Germain
212-906-3546
mgermain@jmpsecurities.com

American Realty Capital Properties, Inc.
Summary of Company and Financial Highlights

Company Highlights

Selected operating highlights for the quarter include:

•	Increased Revenues: Increased revenues to $382.0 million, up 595.2% compared to the same period a year earlier.

•	Increased AFFO: Increased AFFO to $205.3 million, up 429.0% compared to the same period a year earlier, and increased AFFO per share to $0.24, up 26% compared to the same period a year earlier.

•
Pro Forma AFFO Run Rate: Pro forma normalized estimated AFFO run rate as of year-end 2014 of $1.18 to $1.20 per share including 2014 completed and announced transactions. This AFFO estimate does not include any balance sheet acquisitions in excess of our $4.5 billion 2014 guidance, no dispositions, no rent growth or G&A synergies for 2015 and assumes results for Cole Capital consistent with the Company’s 2014 projection.

•	Acquisitions: Completed $834.7 million of net lease acquisitions on the balance sheet and an additional $751.1 million of real estate assets on behalf of the Cole Capital managed funds.

•	Dispositions: Sold eight properties for total net proceeds of $40.8 million, for a year-to-date total of 25 properties sold for $96.4 million.

•	Cole Capital Equity Raise: Raised $161.0 million of capital on behalf of the managed REITs in the second quarter and $1.1 billion year-to-date as of June 30, 2014.

•
De-levered and Refinanced Debt: Refinanced $282.2 million in Q2 with an average maturity of 1.9 years and a weighted average interest rate of 3.5%; $1.0 billion refinanced year-to-date as of June 30, 2014 with an average maturity of 2.0 years and a weighted average interest rate of 4.7%. Pro forma net debt annualized adjusted EBITDA as of June 30, 2014 is 6.3x.

•
Improved Corporate Governance: Terminated our investment banking relationship with RCS Capital Corporation; took steps to eliminate independent directors’ presence on the boards of any non-traded real estate investment trusts sponsored by AR Capital, LLC (“ARC”); enhanced intellectual diversity and leadership by expanding our Board in 2014 with four new members including William Stanley, Thomas Andruskevich, Bruce Frank and David Kay (Mr. Kay’s appointment effective October 1) and establishing plans to add an additional independent director by year-end. In addition, our directors will opt-out of the Maryland Unsolicited Takeover Act (“MUTA”) allowing our stockholders the right to elect our entire Board of Directors at each annual meeting.

Dividends

Maintained dividend at $1.00 per share on an annualized basis.

American Realty Capital Properties, Inc.
Selected Financial Information
(in 000’s, except per share data)

	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Total revenues	$381,981	$320,614	$136,781	$95,255	$54,945
Net loss attributable to common stockholders	$(63,419)	$(332,313)	$(184,869)	$(82,876)	$(72,191)

Basic and diluted net loss per share attributable to common stockholders	$(0.08)	$(0.61)	$(0.80)	$(0.37)	$(0.36)

Funds from operations (FFO)	$174,661	$(189,776)	$(90,146)	$(20,648)	$(38,622)
Adjusted funds from operations (AFFO)	$205,278	$147,780	$89,824	$71,750	$38,803

General and administrative expenses	$(19,063)	$(26,839)	$(4,404)	$(2,399)	$(2,361)
Interest expense, net	$(99,635)	$(116,712)	$(57,472)	$(27,096)	$(11,068)
Straight-line revenue adjustment	$17,413	$7,520	$6,292	$4,198	$3,059

Dividends paid on common stock	$202,454	$165,652	$74,309	$71,623	$62,998

	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Total real estate investments, at cost, including net investments in direct financing leases	$18,163,530	$17,384,266	$7,521,923	$5,191,568	$4,076,135
Total assets	$21,315,487	$20,480,300	$7,807,504	$5,350,336	$4,446,559
Total debt, excluding premiums and discounts	$9,721,425	$10,170,089	$4,243,404	$1,882,990	$872,042
Total equity	$10,594,490	$9,260,587	$2,253,234	$2,264,860	$2,413,827

American Realty Capital Properties, Inc.
Consolidated Balance Sheets
(in 000’s, except share data)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
ASSETS
Real estate investments, at cost:
Land	$3,361,195	$3,226,615	$1,379,453	$1,015,469	$754,493
Buildings, fixtures and improvements	12,445,972	11,841,722	5,294,342	3,550,300	2,813,279
Land and construction in progress	62,594	40,459	22,230	—	—
Acquired intangible lease assets	2,231,675	2,209,747	759,786	550,396	431,953
Total real estate investments, at cost	18,101,436	17,318,543	7,455,811	5,116,165	3,999,725
Less: accumulated depreciation and amortization	(661,005)	(422,355)	(267,352)	(179,103)	(116,670)
Total real estate investments, net	17,440,431	16,896,188	7,188,459	4,937,062	3,883,055
Investment in unconsolidated entities	102,047	105,775	—	—	—
Investment in direct financing leases, net	62,094	65,723	66,112	75,403	76,410
Investment securities, at fair value	219,204	213,803	62,067	9,480	78,002
Loans held for investment, net	97,587	98,185	26,279	—	—
Cash and cash equivalents	193,690	83,067	52,725	188,226	272,448
Restricted cash	69,544	55,559	35,881	1,680	1,576
Intangible assets, net	347,618	371,634	—	—	—
Deferred costs and other assets, net	405,056	294,694	279,261	138,485	135,068
Goodwill	2,304,880	2,287,122	96,720	—	—
Due from affiliates	73,336	8,550	—	—	—
Total assets	$21,315,487	$20,480,300	$7,807,504	$5,350,336	$4,446,559

LIABILITIES AND EQUITY
Mortgage notes payable, net	$4,227,494	$4,234,668	$1,301,114	$272,015	$272,042
Corporate bonds, net	2,546,089	2,545,884	—	—	—
Convertible debt, net	975,003	973,737	972,490	300,975	—
Credit facilities	1,896,000	2,415,800	1,969,800	1,310,000	600,000
Convertible obligation to Series C Convertible Preferred stockholders	—	—	—	449,827	445,000
Contingent value rights obligation to preferred and common investors	—	—	—	49,314	31,134
Other debt, net	146,158	148,809	104,804	—	—
Below-market lease liabilities, net	283,518	287,199	77,789	4,200	—
Accounts payable and accrued expenses	154,741	143,860	808,489	677,173	666,582
Due to affiliates	218,023	217	—	—	—
Deferred rent, derivative and other liabilities	3,837	195,826	40,207	12,090	8,256
Distributions payable	835	4,414	10,278	9,882	9,718
Total liabilities	10,451,698	10,950,414	5,284,971	3,085,476	2,032,732

Series D Preferred stock	269,299	269,299	269,299	—	—

Series F Preferred stock	427	427	422	422	430
Common stock	9,079	7,699	2,392	2,217	2,214
Additional paid-in capital	11,904,537	10,305,815	2,939,287	2,707,960	2,703,048
Accumulated other comprehensive income	12,392	13,397	7,666	4,885	7,582
Accumulated deficit	(1,628,354)	(1,365,467)	(864,516)	(602,209)	(447,677)
Total stockholders’ equity	10,298,081	8,961,871	2,085,251	2,113,275	2,265,597
Non-controlling interests	296,409	298,716	167,983	151,585	148,230
Total equity	10,594,490	9,260,587	2,253,234	2,264,860	2,413,827
Total liabilities and equity	$21,315,487	$20,480,300	$7,807,504	$5,350,336	$4,446,559

American Realty Capital Properties, Inc.
Consolidated Statements of Operations (1)
(in 000’s, except per share data)

	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Revenues:
Rental income	$314,843	$244,445	$126,802	$89,729	$52,664
Direct financing lease income	1,181	1,006	1,043	1,201	—
Operating expense reimbursements	28,545	21,096	8,936	4,325	2,281
Cole Capital revenue	37,412	54,067	—	—	—
Total revenues	381,981	320,614	136,781	95,255	54,945
Operating expenses:
Cole Capital reallowed fees and commissions	7,068	34,436	—	—	—
Acquisition related	8,453	11,884	2,160	26,948	37,289
Merger and other transaction related	13,286	222,192	128,244	5,913	6,393
Property operating	39,372	29,627	18,191	5,444	3,086
General and administrative	19,063	26,839	4,404	2,399	2,361
Equity based compensation	9,338	22,510	23,461	7,189	3,458
Depreciation and amortization	258,993	165,363	90,787	62,412	33,752
Total operating expenses	355,573	512,851	267,247	110,305	86,339
Operating income (loss)	26,408	(192,237)	(130,466)	(15,050)	(31,394)
Other (expense) income:
Interest expense, net	(99,635)	(116,712)	(57,472)	(27,096)	(11,068)
Other income, net	6,526	5,512	179	35	1,167
Loss on contingent value rights	—	—	69,676	(38,542)	(31,134)
Gain (loss) on derivative instruments, net	21,926	(20,197)	(67,802)	(99)	(40)
Gain on disposition of properties, net	1,510	2,979	—	—	—
Loss on sale of investments in affiliates	—	—	(411)	—	—
Gain on sale of investments	—	—	—	(2,246)	—
Total other expenses, net	(69,673)	(128,418)	(55,830)	(67,948)	(41,075)
Net loss from continuing operations	(43,265)	(320,655)	(186,296)	(82,998)	(72,469)
Discontinued operations:
Income from operations of held for sale properties	—	—	(150)	96	36
Net loss from discontinued operations attributable to non-controlling interest	—	—	8	(5)	—
Net loss from discontinued operations attributable to stockholders	—	—	(142)	91	36
Net loss	(43,265)	(320,655)	(186,446)	(82,902)	(72,433)
Net loss attributable to non-controlling interests	2,937	11,974	4,584	225	475
Net loss attributable to the Company	(40,328)	(308,681)	(181,862)	(82,677)	(71,958)
Less: Dividends attributable to preferred shares	22,016	22,427	2,860	53	158
Less: Dividends attributable to participating securities	1,075	1,205	147	146	75
Net loss attributable to common stockholders	$(63,419)	$(332,313)	$(184,869)	$(82,876)	$(72,191)
Basic and diluted net loss per share attributable to common stockholders	$(0.08)	$(0.61)	$(0.80)	$(0.37)	$(0.36)
_______________________________________________
(1) Certain historical balances have been restated to reflect discontinued operations.

American Realty Capital Properties, Inc.
Funds from Operations and Adjusted Funds from Operations(1)
(in 000’s, except share and per share data)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Total Company:
Net loss (in accordance with U.S. GAAP)	$(43,265)	$(363,920)
Dividends on Series F Preferred Stock	(17,773)	(35,416)
Adjusted net loss	(61,038)	(399,336)
Gain on disposition of properties	(1,510)	(4,489)
Depreciation and amortization of real estate assets	234,089	384,988
Depreciation and amortization of real estate assets in unconsolidated joint ventures	3,120	3,722
FFO - Total Company	174,661	(15,115)
Acquisition related	8,453	20,337
Merger and other transaction related	13,286	235,478
Gain on derivative instruments, net	(21,926)	(1,729)
Amortization of premiums and discounts on debt and investments	(3,487)	(21,812)
Amortization of above- and below-market lease assets and liabilities	2,133	2,491
Net direct financing lease adjustments	136	527
Amortization and write off of deferred financing costs	11,342	61,256
Other amortization and depreciation	24,750	39,124
Loss on early extinguishment of debt	3,985	24,804
Straight-line rent	(17,413)	(24,933)
Non-cash equity compensation expense	9,338	31,848
Proportionate share of adjustments for unconsolidated joint ventures	20	782
AFFO - Total Company	$205,278	$353,058

FFO Per Share	$0.20	$(0.02)
AFFO Per Share	$0.24	$0.49
Weighted average shares, fully diluted	869,094,216	722,118,301
(1) FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 34 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.
Funds from Operations and Adjusted Funds from Operations(1)
(in 000’s, except share and per share data)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
REI Segment:
Net loss (in accordance with U.S. GAAP) - REI	$(46,414)	$(358,447)
Dividends on Series F Preferred Stock	(17,773)	(35,416)
Adjusted net loss	(64,187)	(393,863)
Gain on disposition of property	(1,510)	(4,489)
Depreciation and amortization of real estate assets	234,089	384,988
Depreciation and amortization of real estate assets in unconsolidated entities	3,120	3,722
FFO - REI	171,512	(9,642)
Acquisition related	8,453	20,337
Merger and other transaction related	13,286	235,478
Gain on derivative instruments, net	(21,926)	(1,729)
Amortization of premiums and discounts on debt and investments	(3,487)	(21,812)
Amortization of above- and below-market lease assets and liabilities, net	2,133	2,491
Net direct financing lease adjustments	136	527
Amortization and write off of deferred financing costs	11,342	61,256
Other amortization and depreciation	130	235
Loss on early extinguishment of debt	3,985	24,804
Straight-line rent	(17,413)	(24,933)
Non-cash equity compensation expense	9,338	31,848
Proportionate share of adjustments for unconsolidated joint ventures	20	782
AFFO - REI	177,509	319,642

FFO Per Share	$0.20	$(0.01)
AFFO Per Share	$0.21	$0.44

Cole Capital Segment:
Net loss (in accordance with U.S. GAAP) - Cole Capital	$3,149	$(5,473)
FFO - Cole Capital	3,149	(5,473)
Other amortization and depreciation	24,620	38,889
AFFO - Cole Capital	$27,769	$33,416

FFO Per Share	$—	$(0.01)
AFFO Per Share	$0.03	$0.05
(1) FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 34 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.
Common Stock Dividend Summary
(in 000’s, except per share data)

	Dividends Paid
Month	Cash	DRIP(1)	Total Common Stock Dividends	Dividends per share (annualized) (2)
Jun-14	$75,152	$—	$75,152	$1.000
May-14	63,654	—	63,654	1.000
Apr-14	63,648	—	63,648	1.000
Q2 2014	202,454	—	202,454
Mar-14	63,771	—	63,771	1.000
Feb-14(3)	83,216	—	83,216	1.000
Jan-14	18,665	—	18,665	0.940
Q1 2014	165,652	—	165,652
2014 to date	$368,106	$—	$368,106

Dec-13	$25,420	$—	$25,420	$0.940
Nov-13	25,232	—	25,232	0.910
Oct-13	23,657	—	23,657	0.910
Q4 2013	74,309	—	74,309
Sept-13	23,988	—	23,988	0.910
Aug-13	24,007	—	24,007	0.910
Jul-13	18,679	4,949	23,628	0.910
Q3 2013	66,674	4,949	71,623
Jun-13	18,767	5,092	23,859	0.910
May-13	16,239	4,900	21,139	0.900
Apr-13	14,871	3,129	18,000	0.900
Q2 2013	49,877	13,121	62,998
Mar-13	13,061	1,286	14,347	0.900
Feb-13	10,984	823	11,807	0.895
Jan-13	6,056	5,388	11,444	0.895
Q1 2013	30,101	7,497	37,598
Total 2013	$220,961	$25,567	$246,528

Total 2012	$37,344	$27,143	$64,487
_______________________________________________
(1) DRIP means distribution reinvestment plan.
(2) Excludes distributions paid to ARCT III and ARCT IV stockholders prior to their merger with ARCP.
(3) Includes stub period dividends paid in connection with Cole merger.

American Realty Capital Properties, Inc.
Financial and Operational Statistics and Ratios
(in 000's, expect share and per share amounts)

Financial and Operational Statistics and Ratios	As of June 30, 2014 and for the Quarter then Ended
Debt(1)	$9,621,761
Cash and cash equivalents	193,690
Loans held for investment, net	97,587
Net debt	$9,330,484

Common shares outstanding	907,920,494
Fully diluted shares outstanding, excluding operating partnership units	929,655,502
Operating partnership units outstanding (2)	24,771,215
Long Term Incentive Plan Units (LTIP)(3)	1,074,470
Fully diluted shares outstanding	955,501,187

Implied equity market capitalization	$11,972,430
Debt(1)	9,621,761
Series F perpetual preferred at liquidation value	1,073,000
Total capitalization	22,667,191
Less: Cash and cash equivalents	193,690
Less: Loans held for investment, net	97,587
Enterprise value	$22,375,914

Net debt to total capitalization	41.2%
Net debt to enterprise value	41.7%
Annualized adjusted EBITDA (4)	$1,390,726
Net debt to annualized adjusted EBITDA (4)	6.7
Annualized adjusted EBITDA/annualized interest expense (4)	3.9
Annualized adjusted EBITDA/annualized fixed charges (4)	3.1

Stock price at end of period	$12.53
Annualized dividend declared per common share	$1.00
Dividend yield	7.98%
Number of properties	3,966
Number of leases	5,262
Total rentable square feet (in 000's)	106,800
Net lease weighted average remaining lease term(5)	10.4
Percent of investment grade tenants	49%
_______________________________________________

(1) Principal debt balance excluding secured repurchase agreements and secured term loan.
(2) Excludes 0.2 million Series F OP units.
(3) Represents the portion of LTIP units that are allocated earnings. Excludes 9.7 million LTIP units that are not allocated earnings.
(4) Annualized adjusted EBITDA and interest expense are non-GAAP measures. See the Definitions section that begins on page 34 for a description of the Company's non-GAAP measures.
(5) Excluding multi-tenant retail assets.

American Realty Capital Properties, Inc.
Debt Summary
(in 000’s)

Principal Payments Due on Debt Maturities:	Total	July 1 - December 31, 2014	2015	2016	2017	2018	Thereafter
Mortgage notes payable	$4,125,621	$104,043	$270,843	$250,881	$522,655	$252,292	$2,724,907
Corporate bonds	2,550,000	—	—	—	1,300,000	—	1,250,000
Senior credit facility	1,896,000	—	—	—	—	1,896,000	—
Convertible debt	1,000,000	—	—	—	—	597,500	402,500
Other debt	149,804	54,339	11,862	12,516	7,680	13,267	50,140
Total	$9,721,425	$158,382	$282,705	$263,397	$1,830,335	$2,759,059	$4,427,547

Debt Type	Percentage of Total Debt	Weighted Average Effective Interest Rate	Weighted Average Maturity (years)
Principal payments due on mortgage notes payable	42.4%	4.90%	6.0
Principal payments due on corporate bonds	26.3%	2.80%	4.6
Principal payments due on senior credit facility	19.5%	3.04%	4.0
Principal payments due on convertible debt	10.3%	3.30%	5.1
Principal payments due on other debt	1.5%	5.12%	7.4
Total	100.0%	3.67%	5.2

Debt Type	Percentage of Total Debt	Weighted Average Effective Interest Rate	Weighted Average Maturity (years)
Total unsecured debt	57.1%	2.78%	4.6
Total secured debt	42.9%	4.86%	5.9
Total	100.0%	3.67%	5.2

Total fixed rate debt	89.9%	3.69%	5.4
Total floating rate debt	10.1%	1.58%	3.6
Total	100.0%	3.67%	5.2

American Realty Capital Properties, Inc.
Mortgage Notes Payable

Lender	Maturity	Balance (in 000's)	Coupon Rate	Effective Rate	Payment Terms (1)
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	$465,000	4.97%	5.04%	I/O
Cantor Commercial Real Estate Lending, L.P.	1/6/2024	155,000	4.97%	5.04%	I/O
Wells Fargo Bank, National Association	1/1/2018	133,025	5.61%	5.69%	I/O through 02/01/2016, then P&I
The Royal Bank of Scotland Plc	5/1/2023	124,300	3.84%	3.89%	I/O
JPMorgan Chase Bank, N.A.	9/1/2020	105,565	5.55%	5.63%	P&I
Bank of America, N.A.	1/1/2017	104,771	6.30%	6.30%	I/O
U.S. Bank National Association	8/11/2015	96,859	6.32%	6.41%	I/O
Wells Fargo Bank, National Association	7/1/2022	90,000	4.50%	4.50%	I/O
Wells Fargo Bank, National Association	3/1/2023	74,250	4.23%	4.29%	I/O
Wells Fargo Bank, National Association	7/1/2022	68,110	4.54%	4.60%	I/O
Wells Fargo Bank, National Association	1/1/2023	66,000	4.24%	4.30%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	6/6/2020	63,600	5.73%	5.81%	I/O through 07/06/2015, then P&I
Wells Fargo Bank, National Association	5/1/2021	60,450	5.54%	5.61%	I/O
PNC Bank, National Association	1/1/2019	59,500	4.10%	4.16%	I/O
New York State Teachers' Retirement System	3/1/2019	55,000	4.41%	4.41%	I/O
U.S. Bank National Association	11/11/2014	54,415	5.23%	5.30%	I/O
Citigroup Global Markets Realty Corp	5/6/2022	54,300	6.05%	6.13%	I/O
Wachovia Bank, National Association	9/11/2015	53,798	5.32%	5.39%	P&I
Bank of America, N.A.	1/1/2017	51,836	5.90%	5.90%	I/O
Capital One, N.A.	11/20/2019	51,400	3.27%	3.32%	I/O through 11/01/2017, then P&I
American General Life Insurance Company	11/1/2021	51,250	5.25%	5.25%	I/O
The Royal Bank of Scotland Plc	4/11/2015	48,803	7.07%	7.17%	P&I
Wells Fargo Bank, National Association	2/1/2017	48,500	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	5/1/2021	46,910	5.53%	5.61%	I/O
Goldman Sachs Commercial Mortgage Capital, L.P.	5/6/2021	46,670	5.92%	6.01%	I/O
U.S. Bank National Association	7/11/2016	43,700	6.03%	6.11%	I/O
JPMorgan Chase Bank, National Association	6/1/2023	43,500	3.75%	3.80%	I/O
Goldman Sachs Mortgage Company	12/6/2020	43,000	5.20%	5.27%	I/O
People's United Bank	4/1/2021	42,500	5.55%	5.63%	I/O through 05/01/2016, then P&I
Wells Fargo Bank, National Association	12/1/2018	42,000	4.62%	4.68%	I/O
JPMorgan Chase Bank, N.A.	6/1/2020	41,610	5.71%	5.79%	I/O through 07/01/2015, then P&I
Wells Fargo Bank, National Association	6/1/2022	41,000	4.73%	4.80%	I/O
Morgan Stanley Mortgage Capital Holdings LLC	1/1/2023	40,800	4.46%	4.52%	I/O
U.S. Bank National Association	7/1/2015	39,680	5.10%	5.17%	P&I
LaSalle Bank National Association	1/1/2016	38,574	5.68%	5.76%	P&I
JPMorgan Chase Bank, N.A.	11/1/2019	38,500	4.10%	4.15%	I/O
JPMorgan Chase Bank, N.A.	11/1/2017	38,315	6.34%	6.34%	I/O
Wells Fargo Bank, National Association	3/1/2017	36,600	3.76%	3.81%	I/O
PNC Bank, N.A.	9/1/2022	34,250	3.60%	3.65%	I/O
The Royal Bank of Scotland Plc	1/1/2021	34,000	5.48%	5.56%	I/O
The Prudential Insurance Company of America	7/5/2022	33,000	4.10%	4.10%	I/O
Jackson National Life Insurance Company	1/1/2020	32,000	5.54%	5.54%	I/O through 01/01/2018, then P&I
Goldman Sachs Mortgage Company	12/6/2020	31,500	5.25%	5.32%	I/O
BOKF, NA dba Bank of Oklahoma	7/29/2018	30,317	4.10%	4.16%	I/O
Oritani Bank	5/1/2024	30,050	3.25%	3.30%	I/O through 05/01/2019, then P&I
Goldman Sachs Mortgage Company	12/6/2020	30,000	5.25%	5.32%	I/O

American Realty Capital Properties, Inc.
Mortgage Notes Payable

Lender	Maturity	Balance (in 000's)	Coupon Rate	Effective Rate	Payment Terms (1)
Jackson National Life Insurance Company	10/1/2021	$29,450	4.25%	4.25%	I/O through 11/01/2018, then P&I
German American Capital Corporation	10/6/2022	29,160	4.48%	4.54%	I/O
PNC Bank, National Association	9/1/2022	29,089	4.00%	4.00%	P&I
LaSalle Bank National Association	1/1/2016	28,963	5.69%	5.77%	I/O through 02/01/2015, then P&I
German American Capital Corporation	10/6/2022	28,440	4.48%	4.54%	I/O
BOKF, NA dba Bank of Texas	7/31/2017	28,350	3.27%	3.32%	I/O
PNC Bank, National Association	6/1/2022	27,750	4.22%	4.28%	I/O
GS Commercial Real Estate LP	8/6/2019	27,725	4.73%	4.79%	I/O
Wells Fargo Bank, National Association	7/5/2017	27,400	3.52%	3.57%	I/O
Jackson National Life Insurance Company	7/1/2019	27,200	3.10%	3.10%	I/O
LaSalle Bank National Association	1/1/2017	25,620	5.81%	5.89%	I/O
Bank of America, N.A.	9/1/2017	25,249	5.28%	5.35%	P&I
Principal Life Insurance Company	3/1/2022	24,750	4.09%	4.09%	I/O through 04/01/2019, then P&I
Jackson National Life Insurance Company	2/1/2021	24,000	4.50%	4.50%	I/O through 03/01/2018, then P&I
Wells Fargo Bank, National Association	3/1/2017	24,000	5.34%	5.41%	I/O
Citigroup Global Markets Realty Corp	3/6/2022	23,400	5.49%	5.57%	I/O
UBS Real Estate Securities Inc.	1/6/2023	22,700	4.27%	4.33%	I/O
John Hancock Life Insurance Company	10/1/2022	22,500	4.04%	4.04%	I/O
Bank of America, N.A.	11/14/2014	22,140	1mo. Libor + 2.25%	2.44%	I/O
BOKF, NA dba Bank of Texas	12/31/2018	21,766	3.57%	3.62%	I/O
EquiTrust Life Insurance Company	5/1/2019	20,796	4.85%	4.85%	I/O through 05/01/2015, then P&I
U.S. Bank National Association	12/14/2014	20,140	1mo. Libor + 2.50%	2.72%	I/O
German American Capital Corp	6/6/2022	20,056	4.60%	4.66%	P&I
Aviva Life and Annuity Company	7/1/2021	19,600	5.02%	5.02%	I/O through 08/01/2019, then P&I
The Variable Annuity Life Insurance Company	1/1/2023	19,525	4.00%	4.00%	I/O
Morgan Stanley Mortgage Capital Holdings LLC	5/10/2021	19,513	5.67%	5.75%	I/O
Oritani Bank	5/1/2024	18,889	3.25%	3.30%	I/O through 05/01/2019, then P&I
The Royal Bank of Scotland Plc	3/1/2021	18,100	5.88%	5.96%	I/O
U.S. Bank National Association	12/11/2016	17,500	5.55%	5.63%	I/O
Life Insurance Company of the Southwest	7/10/2022	17,035	4.40%	4.40%	I/O
Life Insurance Company of the Southwest	1/10/2022	17,000	4.75%	4.75%	I/O
JPMorgan Chase Bank, National Association	5/1/2021	16,810	5.54%	5.61%	P&I
BOKF, NA dba Bank of Texas	7/31/2017	16,555	3.28%	3.32%	I/O
U.S. Bank National Association	1/11/2017	16,200	5.48%	5.56%	I/O
Wells Fargo Bank, National Association	3/20/2023	16,174	3.23%	3.23%	I/O
Wachovia Bank, National Association	12/11/2016	16,043	5.63%	5.71%	I/O
U.S. Bank National Association	5/1/2016	15,057	5.84%	5.92%	P&I
Oritani Bank	1/1/2023	15,000	3.75%	3.75%	I/O through 01/01/2018, then P&I
Wells Fargo Bank, National Association	7/15/2017	14,516	4.31%	4.37%	P&I
Morgan Stanley Mortgage Capital Holdings, LLC	6/1/2023	14,500	3.97%	4.02%	I/O
BOKF, NA dba Bank of Texas	12/31/2018	14,150	3.57%	3.62%	I/O
Wells Fargo Bank, National Association	3/1/2016	13,500	5.17%	5.24%	I/O
BOKF, NA dba Bank of Texas	12/31/2020	13,420	4.25%	4.31%	I/O
U.S. Bank National Association	7/1/2016	13,209	6.05%	6.13%	P&I
BOKF, NA dba Bank of Texas	7/13/2017	12,725	3.43%	3.48%	I/O
TCF National Bank	3/1/2016	12,414	1mo. Libor + 2.75%	2.94%	I/O

American Realty Capital Properties, Inc.
Mortgage Notes Payable

Lender	Maturity	Balance (in 000's)	Coupon Rate	Effective Rate	Payment Terms (1)
Goldman Sachs Commercial Mortgage Capital, L.P.	9/6/2017	$12,270	3.70%	3.75%	I/O
Customers Bank	12/1/2016	11,940	3.75%	3.80%	I/O
JPMorgan Chase Bank, N.A.	7/1/2020	11,375	5.50%	5.58%	I/O through 08/01/2015, then P&I
U.S. Bank National Association	2/11/2017	10,332	5.68%	5.76%	I/O
U.S. Bank National Association	11/11/2016	10,137	5.50%	5.58%	I/O
40/86 Mortgage Capital, Inc.	1/1/2019	10,050	5.00%	5.00%	I/O
Monumental Life Insurance Company	4/1/2023	9,971	3.95%	3.95%	I/O through 05/01/2014, then P&I
Wachovia Bank, National Association	6/11/2016	8,625	6.56%	6.65%	I/O
Transamerica Life Insurance Company	8/1/2030	7,896	5.57%	5.57%	P&I
Transamerica Life Insurance Company	8/1/2030	7,056	5.32%	5.32%	P&I
U.S. Bank National Association	5/11/2017	6,262	5.45%	5.53%	I/O
Customers Bank	8/16/2017	5,500	3.63%	3.68%	I/O
BOKF, NA dba Bank of Texas	10/31/2016	5,060	3.70%	3.75%	I/O
Wells Fargo Bank, National Association	12/1/2016	4,964	5.99%	6.07%	I/O through 01/01/2007, then P&I
Wells Fargo Bank, National Association	3/1/2017	4,800	3.76%	3.81%	I/O
Wachovia Bank, National Association	7/11/2015	3,406	5.55%	5.63%	I/O
Wachovia Bank, National Association	7/11/2015	3,151	5.42%	5.50%	I/O
Wachovia Bank, National Association	8/11/2015	3,137	5.63%	5.71%	I/O
Life Insurance Company of the Southwest	1/10/2022	3,025	4.75%	4.75%	I/O
Life Insurance Company of the Southwest	1/10/2022	2,940	4.75%	4.75%	I/O
Wachovia Bank, National Association	7/11/2015	2,773	5.55%	5.63%	I/O
Caplease, LP	4/15/2019	2,155	5.40%	5.48%	I/O
Capital Lease Funding, LLC	7/15/2018	2,019	7.20%	7.20%	P&I
Wachovia Bank, National Association	3/11/2015	1,736	5.27%	5.34%	I/O
Wachovia Bank, National Association	8/11/2015	1,687	5.64%	5.72%	I/O
Bear Stearns Commercial Mortgage, Inc.	9/1/2017	1,677	5.88%	5.97%	I/O
Wachovia Bank, National Association	5/11/2015	1,658	5.45%	5.53%	I/O
CapLease Debt Funding, LP	12/11/2016	1,638	6.18%	6.27%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	1,562	3.39%	3.44%	I/O
Wachovia Bank, National Association	9/11/2015	1,388	5.53%	5.61%	I/O
Wachovia Bank, National Association	8/11/2015	1,187	5.64%	5.72%	I/O
CapLease Debt Funding, LP	12/11/2015	996	5.83%	5.91%	I/O
BOKF, NA dba Bank of Texas	4/12/2018	562	3.39%	3.44%	I/O
Transamerica Life Insurance Company	8/1/2030	399	5.93%	5.93%	P&I
		$4,125,621	4.90%	4.95%
_______________________________________________
(1) IO means only interest is due monthly with the principal at due maturity; P&I means both principal and interest are due monthly.

American Realty Capital Properties, Inc.
Summary of Debt Covenants

The following is a summary of key financial covenants for the Company's senior unsecured credit facility and senior unsecured notes, as defined and calculated per the terms of the facility's credit agreement and the notes offering document, respectively. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt only and are not measures of our liquidity or performance.

Senior Unsecured Credit Facility Key Covenants (1)	Required	June 30, 2014
Maximum leverage ratio	≤ 60%	43.1%
Minimum fixed charge coverage	> 1.5x	2.45x
Secured leverage ratio	≤ 45%	19.22%
Total unencumbered asset value ratio	≤ 60%	44.6%
Minimum tangible net worth covenant	≥ $5.50B	$8.62B
Minimum unencumbered interest coverage ratio	≥1.75x	5.02x

Senior Unsecured Notes Key Covenants (1)	Required	June 30, 2014
Limitation on incurrence of total debt	≤ 65%	50.8%
Limitation on incurrence of secured debt	≤ 40%	21.8%
Debt service coverage	≥1.5x	2.5x
Maintenance of total unencumbered assets	≥150%	224.2%
_______________________________________________
(1) As of June 30, 2014, the Company was in compliance with all covenants based on the covenant limits and calculations in place at that time.

American Realty Capital Properties, Inc.
Top 10 Concentrations

Tenant Concentration

Tenant	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Walgreens	125	1,814,829	1.70%	$45,460	3.47%	BBB
CVS	113	1,571,531	1.47%	36,518	2.79%	BBB+
Dollar General	397	3,667,670	3.43%	33,244	2.54%	BBB-
FedEx	54	3,106,761	2.91%	30,939	2.36%	BBB
Family Dollar	293	2,370,811	2.22%	25,634	1.96%	BBB-
Albertson's	34	1,973,485	1.85%	24,714	1.89%	B
Petsmart	43	1,312,119	1.23%	24,515	1.87%	BB+
GSA	25	1,029,774	0.96%	24,134	1.84%	AA+
Citizens Bank	190	973,241	0.91%	22,873	1.75%	A-
AT&T	13	1,228,714	1.15%	22,778	1.74%	A-
	1,287	19,048,935	17.84%	$290,809	22.21%

Tenant Industry Concentration

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Restaurants - Quick Service Restaurant	1,324	4,649,072	4.35%	$129,417	9.87%
Retail - Discount	778	10,845,290	10.16%	99,028	7.56%
Retail - Pharmacy	277	3,866,350	3.62%	92,400	7.05%
Retail - Grocery & Supermarket	106	6,562,491	6.15%	74,417	5.68%
Restaurants - Casual Dining	380	2,318,584	2.17%	73,240	5.59%
Retail - Home & Garden	126	8,367,957	7.84%	62,054	4.73%
Finance - Banking	302	1,891,938	1.77%	43,638	3.33%
Logistics - Postal & Delivery Services	62	4,087,784	3.83%	36,169	2.76%
Retail - Apparel & Jewelry	126	2,358,768	2.21%	29,730	2.27%
Information & Communications - Telecommunications	49	1,481,719	1.39%	29,196	2.23%
	3,530	46,429,953	43.49%	$669,289	51.07%

Geographic Concentration

State	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Texas	723	12,095,672	11.33%	$168,894	12.89%
California	204	6,442,115	6.03%	84,112	6.42%
Illinois	251	6,149,881	5.76%	80,129	6.11%
Florida	434	5,889,900	5.52%	77,670	5.93%
Georgia	333	5,761,633	5.40%	73,105	5.58%
Arizona	163	3,314,267	3.10%	56,636	4.32%
Pennsylvania	153	5,517,489	5.17%	50,442	3.85%
Ohio	270	5,802,928	5.43%	49,920	3.81%
Michigan	266	3,459,758	3.24%	45,818	3.50%
Indiana	129	5,783,393	5.42%	41,151	3.14%
	2,926	60,217,036	56.40%	$727,877	55.55%

American Realty Capital Properties, Inc.
Tenants Comprising Over 1% of Annualized Rental Income

Tenant	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Walgreens	125	1,814,829	1.70%	$45,460	3.47%	BBB
CVS	113	1,571,531	1.47%	36,518	2.79%	BBB+
Dollar General	397	3,667,670	3.43%	33,244	2.54%	BBB-
FedEx	54	3,106,761	2.91%	30,939	2.36%	BBB
Family Dollar	293	2,370,811	2.22%	25,634	1.96%	BBB-
Albertson's	34	1,973,485	1.85%	24,714	1.89%	B
Petsmart	43	1,312,119	1.23%	24,515	1.87%	BB+
GSA	25	1,029,774	0.96%	24,134	1.84%	AA+
Citizens Bank	190	973,241	0.91%	22,873	1.75%	A-
AT&T	13	1,228,714	1.15%	22,778	1.74%	A-
BJ's Wholesale Club	15	2,461,520	2.31%	21,984	1.68%	B-
AON	8	1,203,066	1.13%	18,154	1.39%	A-
Wal-Mart	12	2,206,974	2.07%	16,828	1.28%	AA
Goodyear Tire & Rubber	10	4,727,594	4.43%	16,550	1.26%	BB-
Lowe's	17	2,259,397	2.12%	16,505	1.26%	A-
Tractor Supply	61	1,284,894	1.20%	16,201	1.24%	NR
L.A. Fitness	19	839,001	0.79%	15,990	1.22%	NR
Apollo Group	1	599,664	0.56%	14,951	1.14%	NR
Home Depot	12	2,161,832	2.02%	14,253	1.09%	A
Amazon	3	3,048,444	2.85%	14,159	1.08%	AA-
Kohl's	19	1,496,568	1.40%	13,139	1.00%	BBB+
	1,464	41,337,889	38.71%	$469,523	35.85%

American Realty Capital Properties, Inc.
Tenant Industry Diversification

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Accommodation & Food Services - Hotels, Motels & Inns	1	9,513	—%	$228	—%
Administrative & Support Services - Collection & Credit	1	177,893	0.2%	2,696	0.2%
Administrative & Support Services - Employment & Office Maintenance	5	134,617	0.1%	597	—%
Agricultural - Crop Farming	2	137,520	0.1%	1,245	0.1%
Construction - Commercial	1	27,115	—%	344	—%
Education - Colleges & Universities	1	599,664	0.6%	14,951	1.1%
Education - Other	9	1,309,454	1.2%	6,065	0.5%
Entertainment & Recreation - Fitness	33	1,113,102	1.0%	21,434	1.6%
Finance - Banking	302	1,891,938	1.8%	43,638	3.3%
Finance - Credit Card & Consumer Lending	32	403,772	0.4%	7,803	0.6%
Finance - Investment, Securities & Commodity	13	913,739	0.9%	18,510	1.4%
Finance - Other	1	11,330	—%	198	—%
Government & Public Services - Education	2	117,106	0.1%	1,157	0.1%
Government & Public Services - Health	1	65,536	0.1%	4,744	0.4%
Government & Public Services - Legal	1	3,528	—%	120	—%
Government & Public Services - National Security	1	4,700	—%	78	—%
Government & Public Services - Other	29	1,103,755	1.0%	25,518	1.9%
Government & Public Services - Police & Correctional	1	1,286	—%	—	—%
Healthcare - Childcare & Development	9	69,025	0.1%	947	0.1%
Healthcare - Dental	27	74,877	0.1%	1,825	0.1%
Healthcare - Emergency & Medical Centers	64	836,831	0.8%	16,983	1.3%
Healthcare - Laboratories & Diagnostics	3	245,117	0.2%	3,165	0.2%
Healthcare - Medical	9	42,509	—%	895	0.1%
Healthcare - Optometry	18	55,278	0.1%	1,287	0.1%
Healthcare - Other	5	544,650	0.5%	8,458	0.6%
Information & Communications - Other	3	130,591	0.1%	1,475	0.1%
Information & Communications - Telecommunications	49	1,481,719	1.4%	29,196	2.2%
Insurance - Life	4	320,562	0.3%	6,796	0.5%
Insurance - Medical	6	865,993	0.8%	18,839	1.4%
Insurance - Other	1	11,502	—%	158	—%
Insurance - Property	14	980,793	0.9%	15,369	1.2%
Logistics - Other	2	168,462	0.2%	1,383	0.1%
Logistics - Packaging	1	221,035	0.2%	1,480	0.1%
Logistics - Postal & Delivery Services	62	4,087,784	3.8%	36,169	2.8%
Logistics - Warehousing & Storage	2	326,975	0.3%	2,173	0.2%
Manufacturing - Aircraft & Aerospace	5	1,314,890	1.2%	25,449	1.9%
Manufacturing - Chemicals	1	120,000	0.1%	2,510	0.2%
Manufacturing - Construction Materials	3	737,645	0.7%	2,595	0.2%
Manufacturing - Consumer Products	15	7,044,383	6.6%	23,330	1.8%
Manufacturing - Electronics & Computer	1	121,623	0.1%	1,899	0.1%
Manufacturing - Food	8	4,773,196	4.5%	24,969	1.9%
Manufacturing - Household & Office Equipment & Goods	2	299,766	0.3%	2,053	0.2%
Manufacturing - HVAC	1	105,074	0.1%	1,497	0.1%
Manufacturing - Machinery & Heavy Equipment	9	925,879	0.9%	6,151	0.5%
Manufacturing - Medical	5	719,947	0.7%	15,352	1.2%
Manufacturing - Metals	1	139,000	0.1%	637	—%

American Realty Capital Properties, Inc.
Tenant Industry Diversification

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Manufacturing - Motor Vehicle	3	1,150,242	1.1%	$4,602	0.4%
Manufacturing - Other	6	655,076	0.6%	4,708	0.4%
Manufacturing - Tools & Hardware	4	382,906	0.4%	2,263	0.2%
Mining & Natural Resources - Petroleum, Gas & Coal	15	758,667	0.7%	15,382	1.2%
Other Services - Automotive	13	4,739,112	4.4%	16,824	1.3%
Other Services - Beauty Salons & Spas	119	198,242	0.2%	4,870	0.4%
Other Services - Consumer Goods Repair	1	980	—%	20	—%
Other Services - Diet & Weight	7	12,943	—%	210	—%
Other Services - Dry Cleaning, Laundry & Alterations	11	17,841	—%	384	—%
Other Services - Non-Profit Organizations	1	8,512	—%	241	—%
Other Services - Pet Care	1	3,726	—%	49	—%
Other Services - Photography	2	5,011	—%	107	—%
Professional Services - Accounting & Tax	8	12,520	—%	302	—%
Professional Services - Administrative & Management Consulting	14	1,662,720	1.6%	24,739	1.9%
Professional Services - Advertising	2	24,847	—%	467	—%
Professional Services - Architecture & Engineering	13	431,252	0.4%	4,754	0.4%
Professional Services - Computer & Technology	7	815,862	0.8%	12,354	0.9%
Professional Services - Legal & Title	3	25,544	—%	428	—%
Professional Services - Media	3	220,006	0.2%	2,862	0.2%
Professional Services - Other	26	964,804	0.9%	8,932	0.7%
Professional Services - Research & Development	3	203,764	0.2%	2,411	0.2%
Real Estate - Other	2	5,400	—%	98	—%
Real Estate - Property Management	2	39,859	—%	609	—%
Rental - Commercial Equipment Rental	1	6,450	—%	111	—%
Rental - Consumer Goods Rental	41	664,800	0.6%	5,193	0.4%
Rental - Motor Vehicle Leasing	1	23,360	—%	1,305	0.1%
Restaurants - Casual Dining	380	2,318,584	2.2%	73,240	5.6%
Restaurants - Family Dining	130	711,176	0.7%	18,707	1.4%
Restaurants - Other	42	73,834	0.1%	1,961	0.2%
Restaurants - Premium Dining	6	26,616	—%	873	0.1%
Restaurants - Quick Service	1,324	4,649,072	4.4%	129,417	9.9%
Retail - Apparel & Jewelry	126	2,358,768	2.2%	29,730	2.3%
Retail - Automotive	147	1,156,909	1.1%	20,428	1.6%
Retail - Department Stores	28	2,262,724	2.1%	15,104	1.2%
Retail - Discount	778	10,845,290	10.2%	99,028	7.6%
Retail - Electronics & Appliances	39	1,031,262	1.0%	14,634	1.1%
Retail - Gas & Convenience	126	525,654	0.5%	27,200	2.1%
Retail - Grocery & Supermarket	106	6,562,491	6.1%	74,417	5.7%
Retail - Hobby, Books & Music	57	1,230,151	1.2%	12,663	1.0%
Retail - Home & Garden	126	8,367,957	7.8%	62,054	4.7%
Retail - Home Furnishings	60	567,583	0.5%	10,133	0.8%
Retail - Internet	3	3,048,444	2.9%	14,159	1.1%
Retail - Office Supply	22	395,420	0.4%	5,781	0.4%
Retail - Pet Supply	54	1,446,993	1.4%	26,596	2.0%
Retail - Pharmacy	277	3,866,350	3.6%	92,400	7.0%
Retail - Specialty (Other)	105	1,154,703	1.1%	15,272	1.2%
Retail - Sporting Goods	40	1,977,763	1.9%	22,270	1.7%
Retail - Warehouse Clubs	19	2,998,676	2.8%	27,095	2.1%

American Realty Capital Properties, Inc.
Tenant Industry Diversification

Industry	Number of Leases	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Transportation - Freight	1	49,920	—%	$6	—%
Utilities - Power & Gas Distribution	1	31,381	—%	690	0.1%
Utilities - Power Generation	1	9,353	—%	241	—%
Other(1)	189	1,307,552	1.1%	68	—%
	5,262	106,799,746	100.0%	$1,310,758	100.0%
_______________________________________________
(1) Includes billboard, parking and vacant assets.

American Realty Capital Properties, Inc.
Property Geographic Diversification

State/Possession	Number of Properties	Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Alabama	138	2,375,864	2.2%	$38,922	3.0%
Alaska	4	110,426	0.1%	2,140	0.2%
Arizona	73	3,314,267	3.1%	56,636	4.3%
Arkansas	95	1,069,289	1.0%	11,124	0.8%
California	79	6,442,115	6.0%	84,112	6.4%
Colorado	51	2,329,435	2.2%	35,578	2.7%
Connecticut	17	512,974	0.5%	8,495	0.6%
Delaware	9	373,227	0.3%	4,475	0.3%
District of Columbia	1	3,210	—%	44	—%
Florida	248	5,889,900	5.5%	77,670	5.9%
Georgia	191	5,761,633	5.4%	73,105	5.6%
Idaho	17	129,677	0.1%	3,993	0.3%
Illinois	168	6,149,881	5.8%	80,129	6.1%
Indiana	125	5,783,393	5.4%	41,151	3.1%
Iowa	48	1,546,863	1.4%	13,421	1.0%
Kansas	45	2,310,453	2.2%	14,774	1.1%
Kentucky	81	2,036,445	1.9%	23,809	1.8%
Louisiana	93	1,578,707	1.5%	21,501	1.6%
Maine	25	648,410	0.6%	8,527	0.7%
Maryland	25	993,758	0.9%	15,571	1.2%
Massachusetts	40	2,386,857	2.2%	27,324	2.1%
Michigan	174	3,459,758	3.2%	45,818	3.5%
Minnesota	39	557,507	0.5%	6,310	0.5%
Mississippi	70	1,753,631	1.6%	14,051	1.1%
Missouri	154	1,673,945	1.6%	21,473	1.6%
Montana	8	70,901	0.1%	1,056	0.1%
Nebraska	21	647,938	0.6%	11,580	0.9%
Nevada	31	813,352	0.8%	10,254	0.8%
New Hampshire	19	241,460	0.2%	4,265	0.3%
New Jersey	32	1,639,094	1.5%	35,573	2.7%
New Mexico	51	907,969	0.9%	12,870	1.0%
New York	74	1,603,537	1.5%	27,645	2.1%
North Carolina	164	3,818,479	3.6%	37,337	2.8%
North Dakota	9	225,529	0.2%	3,773	0.3%
Ohio	247	5,802,928	5.4%	49,920	3.8%
Oklahoma	69	1,883,732	1.8%	21,847	1.7%
Oregon	15	303,061	0.3%	3,796	0.3%
Pennsylvania	147	5,517,489	5.2%	50,442	3.8%
Puerto Rico	3	87,550	0.1%	2,429	0.2%
Rhode Island	14	214,079	0.2%	3,657	0.3%
South Carolina	115	3,058,405	2.9%	29,550	2.3%
South Dakota	8	106,604	0.1%	1,272	0.1%
Tennessee	117	3,542,475	3.3%	31,061	2.4%
Texas	551	12,095,672	11.3%	168,894	12.9%
Utah	8	86,733	0.1%	1,195	0.1%
Vermont	7	23,454	—%	472	—%
Virginia	98	2,605,900	2.4%	38,410	2.9%
Washington	20	453,574	0.4%	9,816	0.7%
West Virginia	37	213,563	0.2%	4,758	0.4%
Wisconsin	82	1,586,479	1.5%	17,582	1.3%
Wyoming	9	58,164	0.1%	1,151	0.1%
	3,966	106,799,746	100.0%	$1,310,758	100.0%
.

American Realty Capital Properties, Inc.
Property Building Type Diversification

Property Type	Number of Properties	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income (in 000's)	Annualized Rental Income as a % of Total Portfolio
Owned
Retail	3,535	37,157,209	34.8%	$629,961	48.1%
Office	158	17,096,061	16.0%	307,396	23.5%
Multi-Tenant Retail	85	12,922,792	12.1%	170,997	13.0%
Distribution	90	28,271,027	26.5%	141,489	10.8%
Industrial	69	10,985,833	10.3%	60,849	4.6%
Other(1)	29	366,824	0.3%	66	—%
	3,966	106,799,746	100.0%	$1,310,758	100.0%
_______________________________________________
(1) Includes billboard, parking, construction in progress and vacant assets.

American Realty Capital Properties, Inc.
Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000's)	Annualized Rental Income Expiring as a % of Total Portfolio
2014	330	2,795,120	2.6%	$14,926	1.1%
2015	242	2,857,586	2.7%	30,857	2.4%
2016	285	4,367,620	4.1%	49,655	3.8%
2017	406	5,726,767	5.4%	69,914	5.3%
2018	427	4,441,093	4.2%	63,806	5.0%
2019	307	4,602,835	4.3%	74,748	5.7%
2020	211	3,767,190	3.5%	49,460	3.8%
2021	220	12,157,201	11.4%	93,607	7.1%
2022	305	12,239,490	11.5%	95,147	7.3%
2023	270	6,306,861	5.9%	92,794	7.1%
	3,003	59,261,763	55.6%	$634,914	48.6%

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000's)	Annualized Rental Income Expiring as a % of Total Portfolio

2014
Retail	9	46,246	—%	$448	—%
Office	20	462,347	0.4%	3,062	0.2%
Restaurant	93	384,481	0.4%	6,888	0.5%
Multi-Tenant Retail	198	652,545	0.6%	2,144	0.2%
Distribution	2	891,077	0.8%	2,365	0.2%
Industrial	—	—	—%	—	—%
Other(1)	8	358,424	0.4%	19	—%
Total 2014	330	2,795,120	2.6%	14,926	1.1%

2015
Retail	16	232,797	0.2%	1,871	0.2%
Office	16	609,276	0.6%	10,253	0.8%
Restaurant	103	370,902	0.3%	6,685	0.5%
Multi-Tenant Retail	103	462,205	0.4%	7,992	0.6%
Distribution	3	1,122,406	1.1%	3,945	0.3%
Industrial	1	60,000	0.1%	111	—%
Other(1)	—	—	—%	—	—%
Total 2015	242	2,857,586	2.7%	30,857	2.4%

2016
Retail	12	103,408	0.1%	1,149	0.1%
Office	14	933,387	0.9%	15,756	1.2%
Restaurant	96	358,450	0.3%	8,892	0.7%
Multi-Tenant Retail	156	1,151,469	1.1%	15,265	1.2%
Distribution	6	1,820,906	1.7%	8,574	0.6%
Industrial	—	—	—%	—	—%
Other(1)	1	—	—%	19	—%
Total 2016	285	4,367,620	4.1%	49,655	3.8%

American Realty Capital Properties, Inc.
Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000's)	Annualized Rental Income Expiring as a % of Total Portfolio
2017
Retail	100	596,725	0.6%	$12,631	1.0%
Office	24	1,396,061	1.3%	21,273	1.6%
Restaurant	113	617,856	0.6%	11,429	0.9%
Multi-Tenant Retail	161	1,006,805	0.9%	15,114	1.1%
Distribution	5	2,018,088	1.9%	8,999	0.7%
Industrial	2	91,232	0.1%	453	—%
Other(1)	1	—	—%	15	—%
Total 2017	406	5,726,767	5.4%	69,914	5.3%

2018
Retail	79	970,791	1.0%	14,169	1.1%
Office	11	334,916	0.3%	7,467	0.6%
Restaurant	114	418,689	0.4%	9,940	0.8%
Multi-Tenant Retail	209	1,651,397	1.5%	26,975	2.1%
Distribution	7	849,596	0.8%	4,002	0.3%
Industrial	6	215,704	0.2%	1,241	0.1%
Other(1)	1	—	—%	12	—%
Total 2018	427	4,441,093	4.2%	63,806	5.0%

2019
Retail	55	1,356,608	1.3%	15,517	1.2%
Office	15	1,042,080	1.0%	25,323	2.0%
Restaurant	86	388,131	0.3%	8,641	0.7%
Multi-Tenant Retail	146	1,494,837	1.4%	22,291	1.6%
Distribution	3	252,748	0.2%	2,490	0.2%
Industrial	2	68,431	0.1%	486	—%
Other(1)	—	—	—%	—	—%
Total 2019	307	4,602,835	4.3%	74,748	5.7%

2020
Retail	74	1,117,393	1.0%	14,235	1.2%
Office	16	1,540,674	1.4%	18,317	1.4%
Restaurant	72	280,101	0.3%	7,049	0.5%
Multi-Tenant Retail	45	653,039	0.6%	8,230	0.6%
Distribution	—	—	—%	—	—%
Industrial	3	167,583	0.2%	1,628	0.1%
Other(1)	1	8,400	—%	1	—%
Total 2020	211	3,767,190	3.5%	49,460	3.8%

2021
Retail	73	1,432,318	1.3%	21,677	1.6%
Office	13	1,157,186	1.1%	21,578	1.6%
Restaurant	61	189,858	0.2%	5,464	0.4%
Multi-Tenant Retail	55	796,520	0.7%	11,166	0.9%
Distribution	15	7,555,709	7.1%	29,934	2.3%
Industrial	3	1,025,610	1.0%	3,788	0.3%
Other(1)	—	—	—%	—	—%
Total 2021	220	12,157,201	11.4%	93,607	7.1%

American Realty Capital Properties, Inc.
Lease Expirations

Year of Expiration	Number of Leases Expiring	Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring (in 000's)	Annualized Rental Income Expiring as a % of Total Portfolio
2022
Retail	146	2,313,418	2.2%	$26,960	2.1%
Office	10	892,060	0.8%	13,993	1.1%
Restaurant	72	386,651	0.4%	10,449	0.8%
Multi-Tenant Retail	50	832,638	0.8%	10,845	0.8%
Distribution	19	6,126,342	5.7%	25,230	1.9%
Industrial	8	1,688,381	1.6%	7,670	0.6%
Other(1)	—	—	—%	—	—%
Total 2022	305	12,239,490	11.5%	95,147	7.3%

2023
Retail	116	1,741,225	1.6%	22,678	1.8%
Office	27	1,685,099	1.6%	36,166	2.8%
Restaurant	62	327,081	0.3%	7,199	0.5%
Multi-Tenant Retail	51	1,169,782	1.1%	13,702	1.0%
Distribution	7	1,087,957	1.0%	9,931	0.8%
Industrial	7	295,717	0.3%	3,118	0.2%
Other(1)	—	—	—%	—	—%
Total 2023	270	6,306,861	5.9%	92,794	7.1%

Total 2014 - 2023	3,003	59,261,763	55.6%	$634,914	48.6%
_______________________________________________
(1) Includes billboard, parking and vacant assets.

American Realty Capital Properties, Inc.
Multi-Tenant Property Summary

The following tables show certain information regarding the Company’s owned multi-tenant property investments as of June 30, 2014:

Property	Number of Leases	Rentable Square Feet	Occupancy Rate	Annualized Rental Income (in 000's)
Charter Fitness	3	60,820	85%	$624
University Plaza	22	165,615	100%	1,972
Sunset Valley	24	148,757	99%	3,327
Evans Exchange	5	65,077	97%	1,149
Lakeshore Crossing*	3	123,948	100%	701
Whittwood Town Center*	53	785,615	99%	6,221
CVS & Noble Roman	2	12,375	100%	367
CVS & Tres Amigos	2	15,029	100%	324
Shoppes at Port Arthur	10	95,877	100%	1,357
Petco & Portrait Innovations	2	17,678	100%	370
Breakfast Pointe*	13	97,938	97%	1,334
Prairie Market*	18	112,784	98%	2,584
Volusia Square	22	231,996	95%	2,664
Stearns Crossing	17	96,613	92%	1,172
Folsom Gateway II	13	115,143	98%	2,951
CVS & Huntington Bank*	2	15,816	100%	293
Waterside Marketplace*	20	277,132	95%	3,418
Pinehurst Square*	8	69,119	100%	929
Red Oak Village	14	176,519	98%	2,003
Falcon Valley*	6	76,784	100%	1,026
Oxford Exchange*	35	333,938	97%	3,932
Northpoint Shopping Center*	11	115,838	70%	1,053
Camp Creek Marketplace*	50	424,593	95%	6,189
Century Town Center*	13	107,058	92%	1,386
Riverside Centre*	2	62,000	100%	489
Nature Coast Commons*	26	226,217	83%	2,828
Santa Rosa Commons	17	138,850	100%	2,046
Shelby Corners*	3	76,390	93%	484
Telegraph Plaza*	11	72,537	90%	801
Denver West Plaza*	4	71,249	91%	1,218
The Forum	25	193,654	95%	2,668
Hobby Lobby Center*	5	68,912	100%	620
The Plaza*	14	70,973	93%	1,425
Highlands Ranch	2	50,511	100%	559
Kohl's Plaza*	7	76,048	97%	1,687
Glynn Isles*	27	193,039	96%	2,917
Dimond Crossing*	8	85,356	100%	1,376
Winchester Station*	17	182,816	100%	2,644
Crossroads Marketplace*	12	78,832	98%	1,048
Petsmart & Hallmark*	3	33,579	100%	429
Del Monte Plaza*	2	82,758	100%	1,540
Shoppes at Sugarmill Woods	11	53,114	95%	708
Bellview Plaza*	8	82,910	100%	853
Kyle Marketplace*	33	219,063	97%	3,461

American Realty Capital Properties, Inc.
Multi-Tenant Property Summary

Property	Number of Leases	Rentable Square Feet	Occupancy Rate	Annualized Rental Income (in 000's)
Indian Lakes Crossing*	10	71,020	93%	$1,050
Midtowne Park*	4	167,341	100%	1,948
Silverado Plaza*	12	77,686	99%	740
Cleveland Towne Center*	22	152,839	93%	1,750
Fairlane Green*	35	266,516	99%	4,875
Petsmart & Travis Credit Union	2	30,849	100%	465
Petsmart & Bevmo	2	44,948	100%	538
Greenway Commons*	18	253,037	98%	4,746
San Tan Marketplace*	32	285,508	98%	4,368
Toys "R" Us Center*	2	48,320	100%	347
Shoppes at Sherbrooke*	6	57,901	95%	969
Widewater Commons*	7	46,705	97%	631
Eastland Center*	48	813,837	95%	10,342
Sherwood Retail Center*	3	119,002	100%	607
Hillside Town Center*	25	164,836	90%	2,588
White Oak Village*	54	431,798	93%	6,424
Kohl's & Academy Sports*	2	131,578	100%	901
Valley Bend*	51	418,232	100%	6,218
Pick 'N Save Center*	5	69,749	99%	1,342
West Valley Center*	17	281,173	99%	2,930
East Valley Center*	3	121,344	67%	540
Big Lots & Tractor Supply*	2	58,035	100%	292
South Plains Crossing*	14	144,241	99%	1,529
Kingsbury Center*	4	53,079	100%	1,635
Stonebridge Village*	29	158,748	94%	2,423
Capital Plaza*	8	46,793	92%	618
Stonebridge Square*	16	160,391	99%	1,965
Cedar Hill Village*	5	44,188	97%	803
The Shops at Prescott Gateway*	13	34,671	97%	980
Naugatuck Valley Shopping Center*	20	382,864	84%	4,118
The Summit at Towne Lake*	7	59,722	95%	1,143
Peninsula Crossing*	19	304,503	99%	3,043
Powell Center*	5	85,732	100%	1,171
Gander Mountain & Goodwill*	2	46,865	100%	543
The Shoppes on South Main*	16	110,769	97%	1,006
Eastchase Market*	32	259,291	95%	2,723
Cornerstar*	44	431,872	98%	8,123
McAlister Square*	19	169,398	97%	1,879
Cordova Commons*	18	164,343	100%	2,548
Melrose Park Center	14	113,641	95%	1,362
Tradewinds Shopping Center*	27	178,557	91%	1,627
	1,279	12,922,792	96%	$170,997
(*) Property included in pool of assets to be sold as the Multi-Tenant Portfolio.

American Realty Capital Properties, Inc.
Unconsolidated Joint Venture Investment Summary
($ in 000's)

The following table shows certain information regarding the Company’s interests in unconsolidated joint ventures as of June 30, 2014:

Joint Venture	Partner	Ownership %	Pro-Rata Share of Purchase Price	Rentable Square Feet (1)	Annualized Rental Income (1)	Debt (1) (2)	Major Tenants
Cole/Mosaic JV South Elgin IL, LLC	Affiliate of Mosaic Properties and Development, LLC	50%	$17,000	232,000	$2,963	$20,400	Home Depot, Best Buy
Chandler Festival SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%(3)	27,878	360,000	5,211	28,737	Nordstrom Rack, Buy Buy Baby, Ross, TJ Maxx
Chandler Village Center, LLC (AZ)	Propstra Chandler Trust & RED Development, LLC	45%(3)	13,316	130,000	2,448	20,370	Sports Authority, Bed Bath & Beyond, DSW
Cole/LBA JV OF Pleasanton CA	Affiliate of LBA Realty	90%	86,850	343,000	6,491	57,000	Clorox Companies
Chandler Gateway SPE, LLC	Propstra Chandler Trust & RED Development, LLC	45%(3)	12,884	262,000	1,601	18,287	Hobby Lobby, Wal-Mart
Cole/Faison JV Bethlehem GA, LLC	Faison-Winder Investors, LLC	90%	33,429	280,000	3,206	26,000	Publix, Belk
Total Unconsolidated Joint Ventures			$191,357	1,607,000	$21,920	$170,794

Interest (4)					$14,376	$115,228

(1)	Rentable square feet, annualized rental income and debt represent information for the total unconsolidated joint venture.

(2)
Debt represents secured fixed and variable rates ranging from 2.05% to 6.15% and maturities ranging from July 2015 to July 2021, with a weighted average interest rate of 3.69% as of June 30, 2014 and a weighted average years to maturity of 2.5 years as of June 30, 2014.

(3)	Represents the Company’s 90% interest in a consolidated joint venture, whose only assets are 50% interests in the respective unconsolidated joint ventures.

(4)	Represents the Company’s aggregate interest in unconsolidated joint ventures as of June 30, 2014.

American Realty Capital Properties, Inc.
Managed Programs

Program Summary
The following table shows the Managed Programs cumulative activity summary information as of June 30, 2014 (dollars in 000's):

Program	Capital Raised (1)	Number of Investments (2)	Assets Under Management (3)	Total Debt Outstanding
Open Programs:
Cole Credit Property Trust V, Inc. (“CCPT V”)	$23,231	7	$29,246	$12,000
Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”)	103,792	53	153,113	57,400
Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	77,023	10	215,692	155,000
Total Open Programs	204,046	70	398,051	224,400

Closed Programs:(5)
Cole Credit Property Trust IV, Inc. (“CCPT IV”) (4)	2,992,211	509	2,828,260	747,687
Cole Corporate Income Trust, Inc. (“CCIT”)	1,961,494	86	2,602,158	945,616
Other Programs	372,617	80	737,515	370,865
Total Closed Programs	5,326,322	675	6,167,933	2,064,168

Total	$5,530,368	745	$6,565,984	$2,288,568

(1)	Capital raised represents gross proceeds, including DRIP shares issued.

(2)	Number of investments includes properties owned through consolidated joint ventures.

(3)	Assets under management represents total gross real estate and related assets, including net investments in consolidated joint ventures, net of gross intangible lease liabilities.

(4)
CCPT IV's primary offering was closed to new subscriptions received after February 25, 2014. Subscriptions agreements were accepted if they were received in good order on or before the close of business on February 25, 2014 and were fully funded no later than the close of business on April 4, 2014.

(5)	The Closed Programs include CCPT IV and CCIT and Other Programs include tenant-in-common programs, Delaware statutory trust programs and Cole Growth Opportunity Fund I, L.P. (“CGOF”).
Offering Summary
The following table shows offering summary information for the Managed Programs as of June 30, 2014:

Program	Primary Investment Strategy	Offering Commencement Date	% of Outstanding Shares Owned by ARCP	Offering Price/NAV	Annualized Distribution
CCPT V	Retail	3/17/2014	12.39%	$25.00	6.30%
INAV	Diversified	12/6/2011(1)	0.22%	(2) (3)	(3)
CCIT II	Office and industrial	9/17/2013	3.79%	$10.00	6.30%
Closed Programs	Various	Prior to 2012	less than 0.01%	Various	Various

(1)
On August 26, 2013, INAV designated the existing shares of INAV's common stock that were sold prior to such date to be Wrap Class shares (“W Shares”) of common stock and registered two new classes of INAV common stock, Advisor Class shares (“A Shares”) and Institutional Class shares (“I Shares”). As the existing class of common stock, W Shares were first issued on December 6, 2011, A Shares were first issued on October 10, 2013 and I Shares were first issued on November 19, 2013.

(2)
The Net Asset Value for each share class (“NAV per share”) is calculated daily as of the close of business using a process that reflects (i) estimated values of each of INAV’s commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by INAV’s independent valuation expert in individual appraisal reports, (ii) daily updates in the price of liquid assets for which third party market quotes are available, (iii) accruals of INAV’s daily distributions and (iv) estimates of daily accruals, on a net basis, of operating revenues, expenses, debt service costs and fees.

(3)	Calculated using a daily distribution rate per share and NAV per share, for each share class, as of the close of business on June 30, 2014:

Share Class	Date of Offering		NAV Per Share	Daily Distribution Rate	Annualized Distribution
W Shares	12/6/2011	(3)	$17.07	$0.002678135	5.73%
A Shares	10/10/13	(3)	$17.04	$0.002673810	5.73%
I Shares	11/19/13	(3)	$17.10	$0.002683068	5.73%

American Realty Capital Properties, Inc.
Managed Programs

Fee Summary
The following table shows fee summary information for Cole Capital for certain of the Managed Programs as of June 30, 2014:

	Offering Fees		Transaction Fees		Management Fees
Program	Selling Commissions (1)	Dealer Manager and Distribution Fees (2)	Acquisition Transactional Fees (3)	Financing Transactional Fees	Property Management Fees (4)	Asset Management / Advisory Fees		Performance Fees
Open Programs
CCPT V	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
INAV	(5)	(5)	—%	—%	—%	0.90%		25%	(8)
CCIT II	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)

Closed Programs
CCPT IV	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
CCIT	7%	2%	2%	—%	—%	0.65% - 0.75%	(6)	15%	(7)
Other Programs	N/A	N/A	Various	Various	Various	Various		Various

(1)	The Company reallows 100% of selling commissions earned to participating broker-dealers.

(2)	The Company may reallow all or a portion of its dealer manager fee or applicable distribution fee to participating broker-dealers as a marketing and due diligence expense reimbursement.

(3)	Percent taken on gross purchase price.

(4)	Percent taken on gross revenues (leasing fees based on prevailing market rates with restrictions).

(5)
In connection with the INAV offering, the Company will receive selling commissions, an asset-based dealer manager fee and/or an asset-based distribution fee, as summarized in the table below for each class of common stock:

Share Class	Selling Commission (1)	Dealer Manager Fee (2)	Distribution Fee (2)
W Shares	—	0.55%	—
A Shares	up to 3.75%	0.55%	0.50%
I Shares	—	0.25%	—

(6)	Annualized fee based on the average monthly invested assets.

(7)
Performance fee paid only under the following events: (i) if shares are listed on a national securities exchange; (ii) if the respective Managed Program is sold or the assets are liquidated; or (iii) termination of the advisory agreement. In connection with such events, the performance fee will only be earned upon the return to investors of their net capital invested and an 8% annual cumulative, non-compounded return (6% in the case of CCPT V).

(8)	Performance fee paid for any year in which the total return on stockholders' capital exceeds 6% per annum on a calendar year basis.

American Realty Capital Properties, Inc.
Managed Programs

Program Activity Summary
The following table shows the Managed Programs activity summary information for the three month period ended on June 30, 2014 (dollars in thousands):

Program	Capital Raised (1)	Number of Investments Acquired (2)	Purchase Price (3)	New Debt (4)
Open Programs:
CCPT V	$20,731	4	$25,946	$2,300
INAV	24,259	13	35,462	18,000
CCIT II	68,618	9	191,692	133,200
Total Open Programs	113,608	26	253,100	153,500

Closed Programs:
CCPT IV	27,600	104	343,663	—
CCIT	19,343	4	157,849	100,000
Other Programs	—	—	—	—
Total Closed Programs	46,943	108	501,512	100,000

Total	$160,551	134	$754,612	$253,500

(1)	Capital raised represents gross proceeds, including DRIP shares issued.

(2)	Number of investments acquired includes properties owned through consolidated joint ventures.

(3)	Purchase price includes pro rata share for consolidated joint ventures.

(4)
New debt may include (i) outstanding face value of new mortgage notes payable, (ii) total allowable borrowings under new credit facilities into which the Managed Programs entered and (iii) increases in allowable borrowings to existing credit facilities in accordance with amendments executed.

Revenue Summary
The following table shows the Managed Programs revenue information for the three month period ended June 30, 2014 (dollars in thousands):

Program	Offering Related Revenue and Reimbursements	Transaction Service Revenue	Management Service Revenue and Reimbursements	Total Managed Programs Revenue and Reimbursements
Open Programs:
CCPT V	$2,178	$519	$176	$2,873
INAV	500	—	333	833
CCIT II	7,323	3,874	194	11,391
Gross revenues - Open Programs	10,001	4,393	703	15,097
Less:
Reallowed revenues	7,068	—	—	7,068
Reimbursements	1,951	—	1,919	3,870
Adjusted Revenues (1) - Open Programs	982	4,393	(1,216)	4,159

Closed Programs:
CCPT IV	(32)	6,786	6,285	13,039
CCIT	—	3,232	5,317	8,549
Other Programs	—	—	727	727
Gross revenues - Closed Programs	(32)	10,018	12,329	22,315
Less:
Reimbursements	—	—	756	756
Adjusted Revenues (1) - Closed Programs	(32)	10,018	11,573	21,559

Total Adjusted Revenues (1)	$950	$14,411	$10,357	$25,718

(1)	Adjusted Revenues is a non-GAAP measure. See the Definitions section that begins on page 34 for a description of the Company’s non-GAAP measures.

American Realty Capital Properties, Inc.
Definitions

Adjusted Revenues is a non-GAAP financial measure that represents revenue on a GAAP basis adjusted to eliminate revenue recorded as reimbursement revenue in accordance with GAAP, of certain expense, which are included in reallowed fees and commissions and general and administrative expenses.

Annualized Adjusted EBITDA includes full-year real estate activities adjusted for mid-period acquisitions, normalized full-year activity for Cole Capital, less cash general and administrative expenses and property operating expenses.

Annualized Interest Expense is full-year interest expense based on outstanding debt balances as of quarter end.

Average annual rent is annualized rental income under our leases reflecting straight-line rent adjustments associated with contractual rent increases in the leases as required by GAAP, as further adjusted to reflect the effect of tenant concessions and abatements such as free rent.

Creditworthy tenants are determined by us based on our own assessment of the tenant financial condition based on our underwriting criteria.

EBITDA, a non-GAAP measure, is defined as earnings before interest, taxes, depreciation and amortization, excluding one-time expenses for acquisition, merger and other transaction costs.

Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

American Realty Capital Properties, Inc.
Definitions

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.
We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted. As the Company’s convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.

American Realty Capital Properties, Inc.
Definitions

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.
FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

Investment grade is a determination made by major credit rating agencies and, for these purposes, includes an affiliate of an entity with an investment grade rating.

Pro Forma Normalized AFFO Run Rate is the Company's established a pro forma normalized AFFO run rate to provide a metric which demonstrates the expected impact of all completed or announced transaction activity for 2014 on the Company’s AFFO, once such transactions are consummated. Because ARCP has successfully closed on, or placed under contract, an aggregate of $4.24 billion of balance sheet acquisitions for 2014, approximately $250 million from its 2014 target, and expects to dispose of its multi-tenant portfolio early in the fourth quarter of 2014, all as of mid-year, it believes that providing an updated projection of where its operating performance will stand by the end of 2014, as impacted by such announced and expected transactions, is important at this time. The run rate is specific to 2014, does not include any balance sheet acquisitions in excess of ARCP’s $4.5 billion 2014 guidance, dispositions, rent growth or G&A synergies for 2015 and assumes results for Cole Capital consistent with the Company’s 2014 projection.